Exhibit 99.2

GRI Bio Presents New Phase 2a Data at ERS 2026 Defining GRI-0621's Mechanism of Action in IPF Across Nine Mechanistic Pillars
New whole blood RNA sequencing data identified coordinated, consistent change in genes governing immune re-balancing, myofibroblast inhibition, fibrolysis, basement membrane repair, re-epithelialization, antitussive effect and GI protection
Signals observed from at least two independent measurement modalities, including RNA sequencing, serum extracellular matrix biomarkers, spectral flow cytometry and clinical readouts, supported each of the nine pre-specified mechanistic pillars, defining a repair phenotype with anti-fibrotic and pro resolving effects
Approximately 2x–2.5x as many GRI-0621-treated patients experienced an FVC increase compared with placebo; placebo-adjusted FVC change from baseline at Week 12 was +99 mL overall and +139 mL on background standard-of-care antifibrotic therapy
Totality of Phase 2a findings supports advancement of GRI-0621 in the IPF program and further evaluation in a longer-duration study
LA JOLLA, CA, September 8, 2026 -- GRI Bio, Inc. (NASDAQ: GRI) ("GRI Bio" or the "Company"), a biotechnology company developing innovative therapies for inflammatory, fibrotic and autoimmune diseases, today announced new translational biomarker data from the Phase 2a GRI-0621-IPF-02 study evaluating GRI-0621 (oral tazarotene) in patients with idiopathic pulmonary fibrosis ("IPF"). The new data, together with the study's lung function and safety results, were presented in a late-breaking oral presentation and three posters at the 2026 European Respiratory Society ("ERS") Congress in Barcelona, Spain.
The data presented at ERS integrate, for the first time, four independent measurement modalities from the same 35-patient study population: whole-blood RNA sequencing, an expanded 12-marker serum extracellular matrix ("ECM") neo-epitope panel, 28-color spectral flow cytometry of paired blood and bronchoalveolar lavage samples, and clinical and patient-reported readouts. Across these modalities, the Phase 2a evidence resolves into nine coherent mechanistic pillars that define how selective RARβ/γ agonism by GRI-0621 acts in IPF: immune re-balancing, reduced lung injury, myofibroblast inhibition, fibrolysis, basement-membrane repair, re-epithelialization, FVC stabilization, antitussive effect and gastrointestinal protection. Each pillar is supported by direction-consistent signals from at least two independent modalities.
Newly reported observations from whole-blood RNA sequencing of 72 curated anchor genes, 28-color spectral flow cytometry of paired blood and bronchoalveolar lavage samples and an expanded 12-marker serum ECM panel provide concordant, direction-consistent signals across the mechanistic pillars. Eighteen anchor transcripts reached statistical significance (FDR<0.05), including ALDH1A2 ↑ confirming pharmacodynamic engagement of the retinoic acid receptor pathway, and 13 flow cytometry readouts reached p<0.05. Key concordant signals included:
•Dismantling of the pro-fibrotic Th2 response: A Th2-to-Th1 shift was observed at both the RNA and protein levels: CCR4 ↓, IL4 ↓ and IL13 ↓ by RNA sequencing, mirrored by flow cytometry showing CCR4 ↓ across six immune lineages, IL-4 ↓, IL-13 ↓ and IFN-γ ↑, together with Th17 inhibition (IL-17A ↓), reduced TGF-β and restored iNKT T-cell receptor expression consistent with iNKT inactivation increased HLA-DR on lung macrophages indicates immune re-programming rather than immune suppression.

•Myofibroblast inhibition through suppression of the TGF-β and ROCK2 pathways: RNA sequencing suggested coordinated downregulation along the TGF-β axis (ADAMTS1 ↓, F2R ↓, TXNDC5 ↓, LTBP1 ↓ and TGFBR2 ↓, with upregulation of the negative-feedback regulators SMAD6/7 ↑ and PMEPA1 ↑, and downstream FN1 ↓, CCN2/CTGF ↓ and TGFB1 ↓) and the ROCK2 contractility axis (RHOA/B ↓ → ROCK2 ↓ and MYL12A ↓ → ACTA2 ↓, LIMK1 ↓, CFL1 ↓, TLN1/VCL ↓ and MRTFA ↓ → SRF ↓), corroborated by reduced TGF-β protein on flow cytometry and reduced serum synthesis of the fibrillar collagens (PRO-C3 ↓, PRO-C6 ↓).
•Fibrolysis: Serum degradation markers of type III and type VI collagen (C3M ↑, CTX-III ↑, C6M ↑) rose while their synthesis markers (PRO-C3 ↓, PRO-C6 ↓) fell, shifting all three synthesis-to-degradation ratios toward net fibrolysis (placebo-adjusted PRO-C3/C3M −13.6, PRO-C3/CTX-III −15.9 and PRO-C6/C6M −14.0 percentage points), concordant with RNA sequencing (ADAMTS1 ↓, MMP1 ↓, PLOD1 ↓, COL1A2 ↓, COL3A1 ↓, COL6A2/A3 ↓).
•Basement-membrane repair: Type IV collagen, the network-forming collagen of the alveolar basement membrane, moved in the opposite direction to the fibrillar collagens. Serum PRO-C4 ↑ (synthesis) and C4Ma3 ↓ (degradation), a placebo-adjusted PRO-C4/C4Ma3 shift of +13.6 percentage points toward net repair, concordant with RNA sequencing upregulation of the basement-membrane genes COL4A1/A2 ↑, LAMA3 ↑ and COL17A1 ↑ and the anti-fibrotic matricellular protein CCN3 ↑.
•AT2/AT1 re-epithelialization: Downstream of basement-membrane repair, RNA sequencing suggested a coordinated alveolar repair program: ALDH1A2 ↑, NAPSA ↑ and SFTPB ↑ (type 2 alveolar epithelial cell identity), NUPR1 ↑, CRB3 ↑, CAV1 ↑ and DLK1 ↑ (AT2-to-AT1 differentiation and restored epithelial polarity), and AGER ↑ and AQP5 ↑ (type 1 alveolar epithelial cell markers), with FVC and dyspnea as functional readouts.
•Antitussive: Treatment-emergent cough was 0% on GRI-0621 versus 25% on placebo, consistent with RNA sequencing evidence of epithelial-barrier restoration (CAV1 ↑, TNFSF10/TRAIL ↓), reduced C-fiber excitability (HTR1B ↓, TAC3 ↓, CALCB ↓) and reduced peripheral sensory transduction (TRPA1 ↓, TRPV1 ↓).
•GI protection: Diarrhea (17% vs. 33%) and weight loss (0% vs. 17%) were less frequent on GRI-0621 than placebo despite higher background nintedanib use in the GRI-0621 arm, consistent with RNA sequencing showing reduced mucosal inflammatory tone and iNKT inhibition (ARG2 ↓, CCR4 ↓, MRC1 ↓) and upregulation of mucosal-repair and vascular-protective growth factors (FGF2 ↑, FGFR1/3 ↑, FLT1 ↑, FLT4 ↑, PDGFA/B/C ↑, VEGFA ↑).
"What is emerging from the Phase 2a dataset is a profile we believe is unique among IPF programs," said Marc Hertz, PhD, Chief Executive Officer of GRI Bio. "Approved antifibrotics slow lung function decline but have not been shown to rebuild lung architecture. With GRI-0621, we observed an anti-fibrotic effect, inhibition of myofibroblasts and a shift toward net breakdown of fibrillar collagen, but we also saw something more: a concordant signal of basement-membrane repair, with a net gain in type IV collagen at both the gene and protein level, followed by activation of the genes that drive type 2 alveolar cells to become the type 1 cells that line a functioning alveolus. Anti-fibrotic activity, basement-membrane repair and re-epithelialization, observed together and in the same patients across four independent modalities, is the signature of a repair phenotype. We believe this is why we see the FVC signal we do after only 12 weeks, and it is what gives us confidence to advance GRI-0621 into a longer-duration study."

The exploratory lung function findings were consistent with the mechanistic data. At Week 12, 39% of GRI-0621-treated patients experienced an FVC increase of ≥30 mL compared with 20% on placebo, rising to 50% among patients receiving background standard-of-care ("SOC") antifibrotic therapy, approximately 2x–2.5x the placebo responder rate. At the other end of the distribution, only 8% of GRI-0621-treated patients experienced an FVC decline of ≥10% compared with 20% on placebo, a 60% relative reduction in the accelerated-decline event rate. Placebo-adjusted FVC change from baseline at Week 12 was +99 mL overall and +139 mL on background SOC. Because spirometry is subject to visit-to-visit variability and outliers in a small study, a family of ten post hoc robustness sensitivity analyses were performed. Every analysis remained directionally positive, with estimates converging on +40 to +65 mL overall and +67 to +89 mL in the background SOC subset. FVC was an exploratory endpoint and the study was not powered for statistical significance.
GRI-0621 was well tolerated over 12 weeks. There were no serious treatment-emergent adverse events in the GRI-0621 arm (0% vs. 8% on placebo) and no drug-related serious adverse events. Adverse events were consistent with the known retinoid class profile (dry lips, dry skin, arthralgia and myalgia), all Grade 1–2 and managed with routine supportive care. GRI-0621-treated patients reported less treatment-emergent cough (0% vs. 25%), dyspnea (4% vs. 17%) and diarrhea (17% vs. 33%) than placebo, despite higher background nintedanib use in the GRI-0621 arm. No clinically meaningful changes in liver enzymes, triglycerides or LDL cholesterol were observed and no night vision, hearing or neuropsychiatric events were reported.
Key Findings from the Phase 2a GRI-0621-IPF-02 Study
•Nine mechanistic pillars defined: Direction-consistent signals from at least two of four independent measurement modalities supported each of the nine pre-specified mechanistic pillars: immune re-balancing, reduced lung injury, myofibroblast inhibition, fibrolysis, basement-membrane repair, re-epithelialization, FVC stabilization, antitussive effect and GI protection.
•Strong concordance across biomarker modalities: RNA sequencing (18 of 72 anchor transcripts at FDR<0.05), spectral flow cytometry (13 readouts at p<0.05) and serum ECM biomarkers were direction-consistent in the same patients, showing dismantling of the Th2 response, suppression of the TGF-β and ROCK2 pathways, net fibrolysis of type III and VI collagen, net repair of type IV collagen basement membrane and an AT2-to-AT1 re-epithelialization program, alongside antitussive and GI-protective signals.
•Favorable FVC responder and decline rates: 39% of GRI-0621-treated patients experienced an FVC increase of ≥30 mL compared with 20% on placebo, increasing to 50% among patients receiving background SOC therapy. Only 8% of GRI-0621-treated patients experienced an FVC decline of ≥10% compared with 20% on placebo, a 60% relative reduction.
•Positive effect on FVC: Placebo-adjusted FVC change from baseline at Week 12 was +99 mL overall and +139 mL among patients receiving background SOC antifibrotic therapy.
•Robust FVC sensitivity analyses: All ten post hoc robustness sensitivity analyses of the FVC endpoint remained directionally positive, with estimates converging on +40 to +65 mL overall and +67 to +89 mL on background SOC. FVC was an exploratory endpoint and the study was not powered for statistical significance.

•Favorable tolerability: GRI-0621 was well tolerated over 12 weeks, with no serious treatment-emergent adverse events compared with 8% on placebo, zero drug-related serious adverse events, less cough (0% vs. 25%), dyspnea (4% vs. 17%) and diarrhea (17% vs. 33%) than placebo and no hepatic, lipid, visual, auditory or neuropsychiatric safety signals.
Presentation and Posters
•Late-Breaking Oral
Safety, translational biomarkers and lung function with the oral RARβ/γ-selective agonist GRI-0621 in idiopathic pulmonary fibrosis: a Phase 2a randomised, double-blind, placebo controlled trial (GRI-0621-IPF-02)
•Translational Biomarkers
GRI-0621 Phase 2a biomarker study in patients with IPF using gene expression, immune cell activity and collagen markers supports a repair phenotype with strong anti-fibrotic and pro-resolving effects
•Lung Function
GRI-0621 phase 2a biomarker study in patients with IPF: GRI-0621 has a positive effect on FVC after 12 weeks of treatment
•Safety
GRI-0621 phase 2a biomarker study in patients with IPF: a safety signal demonstrating favorable tolerability
GRI-0621-IPF-02 (NCT06331624) was a randomized, double-blind, placebo-controlled Phase 2a study evaluating the safety, translational biomarkers and exploratory lung function of GRI-0621, the Company's oral retinoic acid receptor ("RAR") β/γ-selective agonist. Thirty-five patients with IPF were randomized 2:1 to receive GRI-0621 4.5 mg once daily (n=23) or placebo (n=12) for 12 weeks, with 80% receiving background pirfenidone or nintedanib. Safety was the pre-specified primary endpoint.
Taken together, the Phase 2a data define a mechanism of action for GRI-0621 in IPF that couples immune re-balancing to matrix catabolism and alveolar epithelial repair, supported by direction-consistent signals across four independent modalities, together with a positive effect on FVC after 12 weeks of treatment and favorable tolerability. The Company believes the findings support advancement of GRI-0621 in the IPF program and evaluation in a 52-week study, including concomitant with background pirfenidone or nintedanib.
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on developing innovative therapies for inflammatory, fibrotic and autoimmune diseases. The Company's lead program, GRI-0621, is an oral RARβ/γ-selective agonist being developed for the treatment of idiopathic pulmonary fibrosis (IPF), a progressive and life-threatening fibrotic lung disease with significant unmet need. GRI-0621 is designed to modulate pathways associated with inflammation, fibrosis and tissue repair and is being evaluated as a potential novel oral therapeutic for patients with IPF.

In addition to GRI-0621, the Company is also developing a pipeline of novel type 2 diverse NKT ("dNKT") agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions. These forward-looking statements are based on the Company's current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company's expectations with respect to development and commercialization of the Company's product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company's clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies, topline or interim data or trials will be indicative of results of later studies or clinical trials or final data, the Company's beliefs and expectations regarding potential shareholder value and future financial performance, the Company's beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways, the Company's expected future milestones, shareholder value and the length of time the Company's current resources will fund its planned operations (which current estimate assumes only initial preparatory activities for GRI-0621 as substantial additional capital or resources will be required to fund a Phase 2b clinical trial of GRI-0621). Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation risks related to: (1) the Company's inability to maintain the listing of the Company's common stock on The Nasdaq Capital Market and to comply with applicable listing requirements; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company's product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the accuracy of the estimated size and growth potential of the markets for the Company's products and services, and its ability to serve those markets, either alone or in partnership with others; (9) that later data or clinical trials may be inconsistent with or contrary to data and observations to date, including that later data may not indicate a patient benefit, modulate toxicities or validate a mechanism of action; (10) inaccuracy in the Company's estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company's ability to protect and enforce its intellectual property portfolio, including any newly issued patents and its ability to obtain any expected patent term extensions, adjustments, exclusivities or disclaimers; and (12) other risks and uncertainties indicated from time to time in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks and uncertainties described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K filed with the SEC on January 30, 2026 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
GRI@jtcir.com